CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of our report dated October 27, 2016, relating to the consolidated financial statements of Rise Gold Corp., which is part of this Registration Statement.

We also consent to the reference to us under the caption “Interests of Experts” in the Prospectus.

“DAVIDSON & COMPANY LLP”

Vancouver, Canada	Chartered Professional Accountants

September 5, 2017